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                                                                    EXHIBIT 99.4

                       NOTICE OF GUARANTEED DELIVERY FOR
                    10 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                            DENOMINATED IN EUROS OF
                          HUNTSMAN ICI CHEMICALS LLC

  This form or one substantially equivalent hereto must be used to accept the Exchange Offer of Huntsman ICI Chemicals LLC (the "Issuer) made pursuant to the
Prospectus, dated                        , 1999 (the "Prospectus"), if
certificates for the outstanding 10 1/8% Senior Subordinated Notes due 2009 denominated in euros of the Issuer (the "Old Notes") are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Bank One,
N.A., as exchange agent (the "Exchange Agent") prior to     p.m., London time,
on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. Capitalized terms not defined herein are defined in the Prospectus.

                  Delivery To: Bank One, N.A., Exchange Agent

                By Mail or Hand Delivery or Overnight Courier:
                           [Name of Exchange Agent]
                               [Street Address]
                            [City, State, Zip Code]
                 Attention:  [Authorized Agent] - Confidential

                          By Facsimile Transmission:
                       (for Eligible Institutions Only)

                               [(   )    -    ]

                             Confirm by Telephone:

                               [(   )    -    ]

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
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Ladies and Gentlemen:

  Upon the terms and conditions set forth in the Prospectus, the undersigned hereby tenders to the Issuer the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer-- Guaranteed Delivery Procedures" section of the Prospectus.

Principal Amount of Old Notes Tendered:*

EU_______________________________________

                                          If Old Notes will be delivered by
Certificate Nos. (if available):          book-entry transfer to The Depository
                                          Trust Company, provide account number.

Total Principal Amount Represented by
 Old Notes Certificate(s):                Account Number _______________________

EU_______________________________________
________________________________________________________________________________

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

________________________________________________________________________________

                               PLEASE SIGN HERE

X ____________________________     _______
X ____________________________     _______
  Signature(s) of Owner(s)           Date
  or Authorized Signatory

  Area Code and Telephone Number: ____________________

  Must be signed by the Holder(s) of Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                     Please print name(s) and address(es)

Name(s):     ___________________________________________________________________
             ___________________________________________________________________
             ___________________________________________________________________
Capacity:    ___________________________________________________________________
Address(es): ___________________________________________________________________
             __________________________________________________________________
             _________________________________________________________________

_____________________

 *Must be in denominations of principal amount of EU1,000 and any integral multiple thereof.
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                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, within three (3) New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

  The undersigned acknowledges that it must deliver the Letter of Transmittal and the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

                                    ____________________________________________
          Name of Firm                 Authorized Signature

                                    ____________________________________________
            Address                                  Title

                                    Name: ______________________________________
            Zip Code                          (Please Type or Print)

Area Code and Tel. No. __________   Dated: _____________________________________

NOTE: DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. CERTIFICATES FOR OLD NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.